Exhibit 99.1

Corporate Communications Department

NEWS Release

Contacts: Eric Salander — 401-457-2288 D’Ante Natili — 401-457-2288	FOR IMMEDIATE RELEASE

Media Contact: David Sylvestre — 401-457-2362

Textron Reports Second Quarter 2017 Results;

Reaffirms 2017 Financial Outlook

Providence, Rhode Island — July 19, 2017 — Textron Inc. (NYSE: TXT) today reported second quarter 2017 income from continuing operations of $0.57 per share or $0.60 per share of adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, compared to $0.66 per share in the second quarter of 2016. During this year’s second quarter, the company recorded $13 million of pre-tax special charges ($0.03 per share, after-tax).

Revenues in the quarter were $3.6 billion, up 2.6 percent from the second quarter of 2016. Textron segment profit in the quarter was $295 million, down $33 million from the second quarter of 2016.

“Revenues were up in the quarter primarily driven by the Arctic Cat acquisition,” said Textron Chairman and CEO Scott C. Donnelly. “We saw strong performance at Bell and were encouraged by the continued strengthening in commercial helicopter demand.”

Cash Flow

Net cash provided by operating activities of continuing operations of the manufacturing group for the second quarter totaled $413 million, compared to $107 million in last year’s second quarter. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $341 million compared to a use of cash of $26 million during last year’s second quarter.

Donnelly continued, “we saw strong year over year cash performance principally driven by improvements in working capital. We are continuing to invest in our businesses, while taking the opportunity to buy back shares.”

Outlook

Textron reiterated its full-year 2017 GAAP earnings per share from continuing operations guidance of $2.22 to $2.45, or $2.40 to $2.60 on an adjusted basis (non-GAAP), which is reconciled to GAAP in an attachment to this release. The company also confirmed its net cash provided by operating activities of continuing operations of the manufacturing group guidance of $1,045 million to $1,145 million and manufacturing cash flow before pension contributions (the non-GAAP measure) of $650 to $750 million.

Second Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation were down $25 million, primarily due to lower military and commercial turboprop volume, partially offset by higher jet volume.

Textron Aviation delivered 46 new Citation jets, up from 45 jets last year, 19 King Air turboprops compared to 23 in last year’s second quarter, and 4 Beechcraft T-6 trainers, down from 11 last year.

Textron Aviation recorded a segment profit of $54 million in the second quarter compared to $81 million a year ago, primarily due to lower volume and mix.

Textron Aviation backlog at the end of the second quarter was $1.0 billion, approximately flat from the end of the first quarter.

Bell

Bell revenues were up $21 million, as Bell delivered 14 H-1’s up from 9 H-1’s last year, 4 V-22’s in the quarter, down from 6 in last year’s second quarter, and 21 commercial helicopters compared to 24 units last year.

Segment profit was up $31 million primarily due to improved performance.

Bell backlog at the end of the second quarter was $5.4 billion, down $234 million from the end of the first quarter.

Textron Systems

Revenues at Textron Systems decreased $10 million, primarily due to lower volumes in the Weapons and Sensors and Unmanned Systems product lines partially offset by higher volumes at Marine and Land Systems.

Segment profit was down $18 million, due to lower volume and mix.

Textron Systems’ backlog at the end of the second quarter was $1.6 billion, down $170 million from the end of the first quarter.

Industrial

Industrial revenues increased $109 million largely due to the impact of the Arctic Cat acquisition.

Segment profit was down $17 million due to an operating loss at Arctic Cat, which was consistent with our integration plan, and unfavorable pricing and inflation.

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Finance

Finance segment revenues decreased $2 million and segment profit decreased $2 million.

Conference Call Information

Textron will also host a conference call at 8:00 a.m. (Eastern) to discuss the results and the company’s outlook.  The call will be available via webcast at www.textron.com or by direct dial at (877) 209-9921 in the U.S. or (612) 332-0107 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Wednesday, July 19, 2017 by dialing (320) 365-3844; Access Code: 408727.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Greenlee, Textron Off Road, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.

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Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding

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priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; and the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections.

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TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
Three and Six Months Ended July 1, 2017 and July 2, 2016
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
REVENUES
MANUFACTURING:
Textron Aviation	$1,171	$1,196	$2,141	$2,287
Bell	825	804	1,522	1,618
Textron Systems	477	487	893	811
Industrial	1,113	1,004	2,105	1,956
	3,586	3,491	6,661	6,672

FINANCE	18	20	36	40
Total revenues	$3,604	$3,511	$6,697	$6,712

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$54	$81	$90	$154
Bell	112	81	195	163
Textron Systems	42	60	62	89
Industrial	82	99	158	190
	290	321	505	596

FINANCE	5	7	9	12
Segment Profit	295	328	514	608

Corporate expenses and other, net	(31)	(31)	(58)	(63)
Interest expense, net for Manufacturing group	(36)	(37)	(70)	(70)
Special charges (a)	(13)	—	(50)	—

Income from continuing operations before income taxes	215	260	336	475
Income tax expense	(62)	(82)	(83)	(146)

Income from continuing operations	153	178	253	329
Discontinued operations, net of income taxes	—	(1)	1	(2)
Net income	$153	$177	$254	$327

Earnings per share:
Income from continuing operations	$0.57	$0.66	$0.94	$1.21
Discontinued operations, net of income taxes	—	(0.01)	—	(0.01)
Net income	$0.57	$0.65	$0.94	$1.20

Diluted average shares outstanding	269,299,000	271,316,000	271,076,000	272,172,000

Income from Continuing Operations and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended July 1, 2017		Six Months Ended July 1, 2017
		Diluted EPS		Diluted EPS
Income from continuing operations - GAAP	$153	$0.57	$253	$0.94
Restructuring, net of taxes of $4 million and $9 million, respectively	8	0.03	18	0.07
Arctic Cat restructuring, integration and transaction costs, net of taxes of $0 million and $7 million, respectively	1	—	16	0.05
Total Special charges, net of income taxes	9	0.03	34	0.12
Adjusted income from continuing operations - Non-GAAP (b)	$162	$0.60	$287	$1.06

(a)         During 2016, we initiated a plan to restructure and realign our businesses by implementing headcount reductions, facility consolidations and other actions in order to improve overall operating efficiency across Textron.  In the three and six months ended July 1, 2017, we recorded Special charges of $12 million and $27 million, respectively, related to this plan. In connection with the acquisition of Arctic Cat, we recorded Special charges of $23 million in the six months ended July 1, 2017, which consisted of severance costs of $19 million, principally related to change-of-control provisions, and integration and transaction costs of $4 million.

(b)         Adjusted income from continuing operations and adjusted diluted earnings per share are non-GAAP financial measures as defined in “Non-GAAP Financial Measures” attached to this release.

 Textron Inc.

 Condensed Consolidated Balance Sheets

 (In millions)

 (Unaudited)

	July 1, 2017	December 31, 2016
Assets
Cash and equivalents	$938	$1,137
Accounts receivable, net	1,236	1,064
Inventories	4,655	4,464
Other current assets	357	388
Net property, plant and equipment	2,669	2,581
Goodwill	2,340	2,113
Other assets	2,376	2,331
Finance group assets	1,204	1,280
Total Assets	$15,775	$15,358

Liabilities and Shareholders’ Equity
Short-term debt and current portion of long-term debt	$362	$363
Current liabilities	3,643	3,530
Other liabilities	2,275	2,354
Long-term debt	2,774	2,414
Finance group liabilities	1,039	1,123
Total Liabilities	10,093	9,784

Total Shareholders’ Equity	5,682	5,574
Total Liabilities and Shareholders’ Equity	$15,775	$15,358

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2017	2016	2017	2016
Cash flows from operating activities:
Income from continuing operations	$150	$174	$244	$322
Depreciation and amortization	108	111	211	217
Changes in working capital	88	(211)	(225)	(601)
Changes in other assets and liabilities and non-cash items	67	4	40	(8)
Dividends Received from TFC	—	29	—	29
Net cash from operating activities of continuing operations	413	107	270	(41)
Cash flows from investing activities:
Net cash used in acquisitions	(11)	(15)	(329)	(179)
Capital expenditures	(85)	(119)	(161)	(207)
Proceeds from the sale of property, plant and equipment	—	3	—	5
Other investing activities, net	—	—	1	(2)
Net cash from investing activities	(96)	(131)	(489)	(383)
Cash flows from financing activities:
Proceeds from long-term debt	—	—	347	345
Increase (decrease) in short-term debt	(100)	(30)	—	12
Purchases of Textron common stock	(143)	—	(329)	(215)
Other financing activities, net	(3)	(2)	10	(1)
Net cash from financing activities	(246)	(32)	28	141
Total cash flows from continuing operations	71	(56)	(191)	(283)
Total cash flows from discontinued operations	2	(1)	(23)	(1)
Effect of exchange rate changes on cash and equivalents	7	(5)	15	(1)
Net change in cash and equivalents	80	(62)	(199)	(285)
Cash and equivalents at beginning of period	858	723	1,137	946
Cash and equivalents at end of period	$938	$661	$938	$661

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

Net cash from operating activities of continuing operations - GAAP	$413	$107	$270	$(41)
Less: Capital expenditures	(85)	(119)	(161)	(207)
Dividends recieved from TFC	—	(29)	—	(29)
Plus: Total pension contributions	13	12	27	24
Proceeds from the sale of property, plant and equipment	—	3	—	5
Manufacturing cash flow before pension contributions- Non-GAAP (a)	$341	$(26)	$136	$(248)

(a)  Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in “Non-GAAP Financial Measures” attached to this release.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2017	2016	2017	2016
Cash flows from operating activities:
Income from continuing operations	$153	$178	$253	$329
Depreciation and amortization	112	114	218	223
Changes in working capital	128	(168)	(219)	(568)
Changes in other assets and liabilities and non-cash items	65	(4)	37	(14)
Net cash from operating activities of continuing operations	458	120	289	(30)
Cash flows from investing activities:
Net cash used in acquisitions	(11)	(15)	(329)	(179)
Capital expenditures	(85)	(119)	(161)	(207)
Finance receivables repaid	9	19	24	36
Other investing activities, net	21	42	34	52
Net cash from investing activities	(66)	(73)	(432)	(298)
Cash flows from financing activities:
Proceeds from long-term debt	13	—	375	362
Increase (decrease) in short-term debt	(100)	(30)	—	12
Principal payments on long-term debt and nonrecourse debt	(36)	(44)	(74)	(90)
Purchases of Textron common stock	(143)	—	(329)	(215)
Other financing activities, net	(3)	(2)	10	(1)
Net cash from financing activities	(269)	(76)	(18)	68
Total cash flows from continuing operations	123	(29)	(161)	(260)
Total cash flows from discontinued operations	2	(1)	(23)	(1)
Effect of exchange rate changes on cash and equivalents	7	(5)	15	(1)
Net change in cash and equivalents	132	(35)	(169)	(262)
Cash and equivalents at beginning of period	997	778	1,298	1,005
Cash and equivalents at end of period	$1,129	$743	$1,129	$743

TEXTRON INC.

Non-GAAP Financial Measures

(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures.  These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations.  We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures.  Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in the entirety and not to rely on any single financial measure.  We utilize the following definitions for the non-GAAP financial measures included in this release:

Adjusted income from continuing operations and adjusted diluted earnings per share

Adjusted income from continuing operations and adjusted diluted earnings per share both exclude Special charges, net of income taxes. We consider items recorded in Special charges, net of income taxes, such as enterprise-wide restructuring and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.

Manufacturing cash flow before pension contributions

Manufacturing cash flow before pension contributions adjusts net cash from operating activities of continuing operations (GAAP) for the following:

•  Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;

•  Deducts capital expenditures and includes proceeds from the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;

•  Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.

While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

Income from Continuing Operations and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation and Outlook:

	Three Months Ended July 1, 2017		Six Months Ended July 1, 2017
		Diluted EPS		Diluted EPS
Income from continuing operations - GAAP	$153	$0.57	$253	$0.94
Restructuring, net of taxes of $4 million and $9 million, respectively	8	0.03	18	0.07
Arctic Cat restructuring, integration and transaction costs, net of taxes of $0 million and $7 million, respectively	1	—	16	0.05
Total Special charges, net of income taxes	9	0.03	34	0.12
Adjusted income from continuing operations - Non-GAAP	$162	$0.60	$287	$1.06

2017 Outlook
Diluted EPS
Income from continuing operations - GAAP	$ 600 - $ 659	$ 2.22 - $ 2.45
Restructuring, net of taxes of $18 million and $12 million	29 - 20	0.10 - 0.07
Arctic Cat restructuring, integration and transaction costs, net of taxes of $9 million	21	0.08
Total Special charges, net of income taxes	50 - 41	0.18 - 0.15
Adjusted income from continuing operations - Non-GAAP	$ 650 - $ 700	$ 2.40 - $ 2.60

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Outlook:

2017 Outlook
Net cash from operating activities of continuing operations - GAAP	$ 1,045 - $ 1,145
Less: Capital expenditures	(450)
Plus: Total pension contributions	55
Manufacturing cash flow before pension contributions- Non-GAAP	$ 650 - $ 750